Exhibit 10.45
CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made as of September 6, 2017 between Spartan Capital Securities, LLC (the “Consultant”), and Bright Mountain Media, Inc. (the “Company”). The Company and the Consultant are collectively herein referred to as the “Parties.”

WITNESSETH

WHEREAS, the Consultant is a broker-dealer, licensed by and in good standing with the Financial Industry Regulatory Authority, Inc. (“FINRA”).

WHEREAS, the Parties are parties to that certain Consulting Agreement dated April 14, 2017 (the “Prior Agreement”), the term of which expires on October 7, 2017.

WHEREAS, the Consultant is desirous of providing the Company with certain advisory services on terms and conditions hereinafter set forth;

WHEREAS, the Consultant has been engaged to serve as placement agent with respect to a “$1,000,000 minimum/$4,000,000 maximum” private offering of the Company’s securities consisting of shares of its common stock and common stock purchase warrants (the “Units”) pursuant to a Placement Agent Agreement of even date herewith (the “Private Placement”);

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the Parties agree as follows:

1. Term. With the exception of the confidentiality terms and obligations, this Agreement shall be effective as of the closing date of the sale of at least $4,000,000 of Units in the Private Placement (the “Effective Date”) and shall continue in effect for sixty (60) months. On the Effective Date, the Prior Agreement shall terminate. The Parties acknowledge that the Consultant is not due any compensation or reimbursement under the Prior Agreement.

2.
Services.

2.1           Services. During the term of this Agreement, the Consultant will stand ready to provide, as the Company shall reasonably request, consulting services related to general corporate matters, including, but not limited to (i) advice and input with respect to raising capital, (ii) identifying suitable personnel for management and Board positions, (iii) developing corporate structure and finance strategies, (iv) assisting the Company with strategic introductions, (v) assisting management with enhancing corporate and shareholder value, and (vi) introducing the Company to potential investors (collectively, the “Advisory Services”).

3.
Compensation.

3.1           Initial Fee. The Company shall pay an initial fee of $200,000, which shall be payable on the Effective Date in consideration of the termination of the Prior Agreement.

3.2           Monthly Fee. The Company shall pay an additional fee of $300,000 on the Effective Date which shall represent the prepayment of a fee of $5,000 per month for the 60 month term of this Agreement within five (5) business days from.

3.3           Stock Compensation. The Company shall issue 1,000,000 shares of its Common Stock (the “Shares”) to Consultant within five (5) business days from the Effective Date, which Shares shall be fully paid and non-assessable. The Shares will be “restricted securities” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”). The Shares are being acquired by the Consultant solely for its account for investment and not with a view to, or for resale in connection with, any distribution. The Consultant does not intend to dispose of all or any part of the Shares except in compliance with the provisions of the Securities Act and applicable state securities laws and understands that the Shares are being issued pursuant to a specific exemption under the provisions of the Securities Act, which exemption depends, among other things, upon the compliance with the provisions of the Securities Act. The Company agrees to register the Shares for public resale under the resale registration statement filed by the Company with the Securities and Exchange Commission with respect to the registration of the shares of the Company’s Common Stock underlying the warrants issued to investors in the Private Placement.

3.5           Out-of-pocket expenses. Following the Effective Date, the Consultant shall be reimbursed for reasonable out-of-pocket expenses incurred in connection with the Consultant’s performance of Advisory Services. All such expenses must be approved in advance and in writing by the Company prior to the Consultant incurring such expenses.

4.
Confidential Information. The Consultant acknowledges and agrees that it will have access to, or become acquainted with, Confidential Information of the Company in the performance of its duties and obligations hereunder. For purposes of this Agreement, “Confidential Information” shall mean all confidential, proprietary, or trade secret information, property, or material of the Company and any derivatives, portions, or copies thereof, including, without limitation, information resulting from or in any way related to (i) the business practices, plans, intellectual property, proprietary information, formulae, methods, practices, designs, know how, processes and procedures, software, test results, financial information, sales, customers, employees, suppliers, contracts, agreements or relationships of the Company; and (ii) any other information or material that the Company designates as Confidential Information. The Consultant shall keep all Confidential Information in strict confidence and shall not, at any time during or for five (5) years after the expiration or earlier termination of this Agreement, without the Company’s prior written consent, disclose, publish, disseminate or otherwise make available, directly or indirectly, any item of Confidential Information to anyone. The Consultant shall use the Confidential Information only in connection with the performance of the Advisory Services and for no other purpose. Notwithstanding the obligations set forth above, the Consultant may disclose Confidential Information to any of its employees, consultants or subcontractors who need to receive the Confidential Information in connection with the provision of the Advisory Services, provided that the Consultant shall ensure that, prior to disclosing the Confidential Information, each subcontractor, consultant or employee to whom the Confidential Information is to be disclosed is made aware of the obligations contained in this Agreement and agrees to undertake, in a manner legally enforceable by the Company, to adhere to such terms of this Agreement as if it were a party to it. The Consultant recognizes that its threatened breach or breach of this Section 4 will cause irreparable harm to the Company that is inadequately compensable in damages and that, in addition to other remedies that may be available at law or equity, the Company is entitled to injunctive relief for such a threatened or actual breach of this Section 4. Notwithstanding the above, the Consultant shall not have any obligations of confidentiality with respect to any portion of Confidential Information which (i) was previously known to the Consultant prior to receipt from the disclosing party, (ii) is now public knowledge, or becomes public knowledge in the future, other than through acts or omissions of the Consultant in violation of this Section 4, or (iii) is lawfully obtained by the Consultant from sources independent of the disclosing party who have a lawful right to disclose such Confidential Information. The Consultant may disclose Confidential Information to the extent such disclosure is reasonably necessary in complying with applicable governmental laws, rules or regulations or court orders.

5. Publicity. The Consultant shall not refer to the existence of this Agreement in any press release, advertising or other public statement, written or oral, without the prior written consent of the Company, except as required by applicable law or regulation.

6. Ownership. The Company shall have complete and exclusive ownership of all work products, as well as all materials (and all intellectual property rights in and to all of the foregoing) (collectively, “Work Product”), produced by Consultant under this Agreement. In furtherance of the foregoing, the Consultant hereby irrevocably assigns to the Company all right, title and interest in and to such Work Product. The Consultant agrees to execute all documents deemed reasonably necessary by the Company to evidence or perfect the foregoing assignment.

7. Patent Rights. No right or license, either expressed or implied, under any licensing agreement, patent or proprietary right of the Company is granted hereunder. Any information or technology, including but not limited to data, products, processes, formulations, machinery and apparatus, and uses thereof, which Consultant may develop, improve, discover or invent as a result of the Services (the “Technology”) shall be considered to be “Work Product” and shall become the property of the Company. The Consultant shall immediately disclose any Technology to the Company. The Consultant shall also execute any other documents reasonably requested by the Company related to the Technology and the Work Product, including documents necessary for patent or regulatory filings and cooperate with the Company after the filing of patent or regulatory documents for as long as necessary to vest the rights to the Technology in the Company, including execution of necessary documents in subsequent continuation, continuation-in-part, divisional, international, and foreign patent applications.

8. Return of Materials. Upon the expiration or termination of this Agreement, whichever occurs first, the Consultant shall transfer to the Company all Work Product, Technology, work in progress, property, Confidential Information and all other materials in the Consultant’s possession or control that are the property of the Company.

9. Indemnification. Each party shall defend, indemnify and hold the other party harmless in accordance with the indemnification and other provisions set forth in Exhibit A hereto, which provisions are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

10.
Independent Contractor. The Consultant shall perform all of Consultant’s obligations under this Agreement as an independent contractor and not as an agent, employee or representative of the Company. The Consultant shall not participate in any insurance programs or benefits including, but not limited to, workers' compensation insurance, disability insurance or any other employee benefits available to the Company’s employees.

11.
Assignment. This Agreement is not assignable by the Consultant without the prior written consent of the Company.

12.
Notices. Any notice consent, authorization of other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by fax, three days after being mailed by first class mail, or one day after being sent by a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice, as the following address or fax number (or such other address or fax number as shall hereafter be specified by such party by like notice):

a. If to the Company, to:                                                                           b. If to the Consultant:
   Bright Mountain Media, Inc.                                                                                      Spartan Capital Securities, LLC
   6400 Congress Avenue, Suite 2050                                                                                                 45 Broadway
   Boca Raton, Florida 33487                                                                                      New York, New York 10006
   Attn: W. Kip Speyer                                                                                      Attn: John Lowry
    Telephone: (561) 998-2440                                                                            Telephone: (212) 293-0123

13.
Counterparts. This Agreement may be executed in one or more counterparts each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument. Facsimile signatures shall be treated as original signatures.

14.
Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, the remainder of this Agreement shall continue in full force and effect.

15.
Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

16.
Waiver. A waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

17.
Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the specific matters contained herein, and this Agreement has no bearing or effect on any prior agreements entered into by the Parties. This Agreement may be modified or amended only in writing signed by the Parties. The descriptive headings of each numbered section of this Agreement are for convenience only and are not for use in the construction and/or interpretation of this Agreement.

18.
Applicable Law. This Agreement shall be deemed to have been made in the State of New York and shall be construed and governed in accordance with the laws of the State of New York without regard to the conflicts of laws rules of such jurisdiction. The parties hereby irrevocably consent to the jurisdiction of the courts located in the State of New York.

IN WITNESS WHEREOF, the Parties have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

Spartan Capital Securities, LLC
Bright Mountain Media, Inc.

 By: /s/ John Lowry

By: W. Kip Speyer
        John Lowry,

W. Kip Speyer,
        Chief Executive Officer Chief Executive Officer

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Exhibit 10.45

EXHIBIT A

INDEMNIFICATION PROVISIONS

Bright Mountain Media, Inc. (the “Company”) agrees to indemnify and hold harmless Spartan Capital Securities, LLC (“Consultant”) and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, and reasonable costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and reasonable legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the reasonable costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Consultant’s advisory services to the Company, including, without limitation, any act or omission by the Company in connection with its acceptance of or the performance or non-performance of its obligations under the Consulting Agreement dated as of September 6, 2017 between the Company and Consultant to which these indemnification provisions are attached and form a part (the “Agreement”), any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto), or the enforcement by Consultant of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of an Indemnified Party. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Consultant by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence or willful misconduct.

The Consultant agrees to indemnify and hold harmless the Company and each of the other Indemnified Parties (as hereinafter defined) from and against any and all Losses, directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Consultant’s advisory services to the Company, including, without limitation, any act or omission by Consultant in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement, any breach by the Consultant of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto), or the enforcement by the Company of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of an Indemnified Party. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Consultant by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence or willful misconduct.

These indemnification provisions shall extend to the following persons (collectively, the “Indemnified Parties”). the Consultant, the Company, and each of their respective present and former affiliated entities, partners, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the indemnifying party may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the indemnifying party with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the indemnifying party shall not relieve the indemnifying party from its obligations hereunder unless the indemnifying party is prejudiced by such failure. An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the reasonable fees, expenses and disbursements of such counsel shall be borne by the indemnifying party. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnifying party and any counsel designated by the indemnifying party. The indemnifying party shall be liable for any settlement of any claim against any Indemnified Party made with the indemnifying party’s written consent. The indemnifying party shall not, without the prior written consent of Indemnified Party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties against whom it has made a claim of an unconditional release from all liability in respect of such claim, and (ii) does not contain any untrue factual or legal admission by or with respect to an Indemnified Party or an untrue adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the indemnifying party shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the indemnifying par ty, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the indemnifying party, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to indemnification or contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the indemnifying party and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Consultant pursuant to the Agreement.

Neither termination nor completion of the engagement of Consultant referred to above shall affect these indemnification provisions which shall remain operative and in full force and effect. The indemnification provisions shall be binding upon the Parties and their respective successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

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